INVOICE DISCOUNTING AGREEMENT

AN AGREEMENT made the 10th day of October 1996

BETWEEN

1. The person whose name and address is set out in the schedule hereto and who is there described as the Vendor ("the Vendor") and

2. LOMBARD NATWEST DISCOUNTING LIMITED of Smith House Elmwood Avenue Fettham Middlesex ("LND")

WHEREBY it is agreed as follows;

1. The Agreement shall commence on the date specified in the schedule and shall continue until terminated by either party by not less than three months' written prior notice.

2.        (a)       The  Vendor  shall sell with full  title  guarantee  and LND shall purchase free from all charges liens and other encum-brances and upon the terms hereof all Receivables, subject to such exceptions as may from time to time be specified by LND.

          (b) The purchase of any Receivable shall be complete and the rights to such Receivable shall vest in LND upon that Receivable coming into existence.

          (c) "Receivables" means all the book debts, invoice debts, accounts notes, bills, acceptances and/or other forms of obligation owned by or owing to the Vendor which are in existence at the date of commencement of this Agreement or which come into existence during the currency of this Agreement in respect of contracts entered into by the Vendor for the sale of goods or the provision of services in the ordinary course of business to customers in countries as set out in the schedule, and which are payable in the United Kingdom in any of the currencies specified in the schedule ("the Approved Currencies"), and shall also include all the Vendor's rights under the contract concerned and in the goods the subject matter of that contract. [However, the expression does not include a sum payable in full in the United Kingdom prior to the despatch of the goods or payable against documents under an irrevocable letter of credit confirmed by a bank in the United Kingdom before despatch of the goods. For these purposes, "despatch" is deemed to be made when the Vendor parts with possession of goods in any way for the purpose of transmitting them to a customer.]

          (d) The purchase price, which shall be payable as herein provided by LND to the Vendor, for any Receivable purchased in accordance with Clause 2(a) shall be the full amount payable by the Vendor's customer for the goods or services to which the Receivable relates (together with any VAT, tax or other impost payable in respect thereof) as notified by the Vendor to LND less:

                    (i)       any discount commission or other allowances due or
                              allowable   to  the  customer  and  shown  on  the
                              relevant invoice; and

                    (ii)      the Discounting Charge

                    and shall be payable (subject as set out below) in the currency in which the Receivable is expressed.

          (e) All sales of Receivables made hereunder shall be absolute sales.

          (f) "United Kingdom" means the United Kingdom of Great Britain and Northern Ireland, the Isle of Man and the Channel Islands.

3. Subject to the provisions of the Agreement and compliance by the Vendor with, Clause 9(b)(vi) LND shall remit (and at any time at the sole discretion of LND it may remit) to the Vendor any part of the balance standing at the credit of any of the Receivables Purchased Accounts up to the full amount thereof less any amount which LND in its sole discretion requires as a retention. Any balance which may stand at the debit of the Vendor on a Receivables Purchased Account shall be payable by the Vendor to LND on demand. LND will notify the Vendor from time to time of the basis on which it proposes to exercise its discretion under the terms of this clause.

4.        (a)       Receivables Purchased Accounts will be maintained  by LND in respect of each of the Approved Currencies to which will be credited:

                    (i) the full purchase price (as defined in Clause 2(d) but ignoring the Discounting Charge) of all Receivables payable in the relevant currency advised to LND;

                    (ii) any costs or expenses recovered by LND under Clause 13 (expressed in the relevant Approved Currency if actually recovered in a different currency);

                    (iii) any amount paid by the Vendor to LND under this Agreement (but shall not include any monies remitted to LND under Clause 9(b)(viii)) expressed in the relevant Approved Currency if actually recovered in a different currency;

                    and to which will be debited (so far as the same relate to Receivables denominated in the Approved Currency concerned):

                    (iv) all payments made to the Vendor by LND under the terms of this Agreement;

                    (v) the full value of all credit notes issued by the Vendor;

                    (vi) the amount of any Receivables which LND gives notice to the Vendor to repurchase under Clause 15;

                    (vii) the amount of any sum payable by the Vendor under Clauses 6, 11(b)(i), 11(b)(ii) and 13;

                    (viii) the amount of any payment cost damage or liability made or sustained by LND arising directly or indirectly in consequence of any breach of warranty or undertaking by the Vendor or of steps reasonably taken by LND to mitigate such payment cost or damage or liability;

                    (ix) a Discounting Charge which will be calculated at the rate specified in the schedule each day on the net daily balance standing at the debit of the Memorandum Discounting Statement referable to the relevant Approved Currency and will be recovered by deduction from the next payment by LND to the Vendor in respect of sums payable in the relevant Approved Currency;

                    (x) a Commission Charge in accordance with Clause 5 which will be debited on the last working day of each month and recovered by deduction as set out in paragraph (ix) above.

          (b) Memorandum Discounting Statements in respect of each of the Approved Currencies will be maintained by LND for the purpose of calculating Discounting Charges to which shall be credited:

                    (i) all payments received in respect of customer payments in the relevant currency as described in Clause 9(b)(viii);

                    (ii) any payments received in the relevant currency direct by LND in respect of the Receivables purchased under this Agreement;

                    (iii) any amount paid by the Vendor to LND in the relevant currency;

                    (iv) any amount that falls to be credited to the relevant Receivables Purchased Account at Clause 4(a)(ii) above;

                    (v) any amount paid in the relevant currency by any other person to LND under Clause 11(b);

                    and to which will be debited (so far as the same relate to Receivables denominated in the Approved Currency concerned):

                    (vi) all payments made to the Vendor by LND under the terms of this Agreement;

                    (vii) the amount of any sum payable by the Vendor to LND under Clauses 11(b)(i), 11(b)(ii) and 13;

                    (viii)    the  amount  of  any  sum  payable   under  Clause
                              4(a)(viii) above;

                    (ix) the amount of any cheque or other instrument credited under Clauses 4(b)(i); 4(b)(ii); 4(b)(iii); 4(b)(iv); and 4(b)(v) above where such cheque or instrument is dishonoured;

                    (x)       a  Discounting   Charge  as  described  at  Clause
                              4(a)(ix) above;

                    (xi) a Commission Charge as described at Clause 4(a)(x) above.

          (c) At the end of each month LND will send to the Vendor copies of each of the Receivables Purchased Accounts and each of the Memorandum Discounting Statements.

5. LND shall be entitled to charge the Vendor a commission which shall be calculated as being the percentage specified in the Schedule hereto of the gross amount of Receivables sold to LND in each month. All such commission charges shall be subject to applicable Value Added Tax at the prevailing rate.

6. Where any Receivable purchased by LND remains unpaid whether wholly or in part after payment thereof has become due or where at any time the customer disputes liability for payment or asserts any right of lien retention or setoff the Vendor shall on demand pay to LND the full amount or the whole of the unpaid amount of that Receivable.

7.        (a)       The Vendor shall at its own expense and  if  so requested by
                    LND execute a separate assignment in writing to LND of any Receivable sold to LND in accordance with this Agreement and of any rights which the Vendor may have in relation thereto.

          (b) If in relation to any Receivable it is not possible for LND to take a separate assignment of the Receivable as set out in subclause (a) of this Clause 7, the Vendor will continue to hold such Receivable in trust for LND and any payments received in respect thereof wilt be immediately paid to LND.

8.        (a)       The Vendor shall not grant any fixed or floating charge over any existing or future Receivables of the Vendor and shall procure the exclusion of such Receivables from any charge in which they would otherwise be comprised.

          (b) The Vendor shall not assign charge or in any way dispose of the benefit of this Agreement without the express consent in writing of LND.

          (c) During the currency of this Agreement the Vendor or if applicable its parent subsidiary or associated company shall not enter into any agreement for the charging or discounting of its Receivables without the express consent of LND.

9.        (a)       The Vendor hereby warrants  to  LND that in relation to each
                    Receivable sold hereunder by the Vendor to LND and so that this warranty shall be deemed to be repeated on each occa-sion on which the Vendor makes an advice of Receivables to
                    LND:

                    (i) the goods have been duly delivered or the services duly provided;

                    (ii) no other person has an interest in or any charge lien or other encumbrance on the Receivable to which the advice relates;

                    (iii) the Receivable is an existing and bona fide obligation of the Vendor's customer arising out of the sale of goods or the provision of services by the Vendor in the ordinary course of its business;

                    (iv) the Vendor is not then in breach of any of its obligations to the customer and the customer will accept the goods sold or the services provided and the invoices therefor (or if the customer is bankrupt or in liquidation the customer's trustee in bankruptcy or liquidator will accept a proof of debt for the unpaid balance of the invoiced price) without any dispute or claim whatsoever (whether justifiable or not) including disputes as to price, terms, quantity, or quality, set oft or counter-claim or claims of release from liability or inability to pay because of any act of God or public enemy or war or because of the requirements of law (whether in the United Kingdom or elsewhere) or of rules, orders or regulations having the force of law;

                    (v) the customer is not a subsidiary, co-subsidiary, parent or associated company of the Vendor or under the same director or shareholder control as the Vendor;

                    (vi) the customer has obtained all the authorities necessary under the regulations in force in the country to which the goods are despatched or services rendered, or from which payment is to be made, in order to pay the Receivables in accordance with the contract of invoice;

                    (vii) the contract with the customer specifies the nature and quantity of the goods or services and the terms and currency of payment;

                    (viii) the customer's authority to import the goods or receive the services and to pay for them is not subject to conditions as to the export of other goods from any country or as to payment for such other goods when so exported;

                    (ix) the goods or services are to be or have been exported to or rendered in and payment is to be made from the customers country of residence; and

                    (x) the contract for the sale of goods or provision of services between the Vendor and its customer shall be expressed to be governed by and construed in accordance with English law, and such choice of law is in all respects valid and binding on the customer.

          (b)       The  Vendor  hereby   undertakes   with  LND  so  that  this
                    undertaking  shall  continue  throughout  the  term  of this
                    Agreement:

                    (i) promptly to perform all further or continuing obligations of whatsoever nature of the Vendor to the customer arising out of the sale of goods or the provision of services as a result of which any Receivable comes into existence;

                    (ii) on request by LND to give notice to the Vendor's customers or to such of them as LND shall direct that the right to the Receivables specified in such notice (which may include Receivables which have not yet come into existence) has been assigned to LND, such notice to be in such form as LND shall require;

                    (iii) to disclose to LND any change or prospective change in the constitution or control of the Vendor and any other fact or matter known to the Vendor which is material to be known by a purchaser of the Receivables;

                    (iv) in respect of every Receivable (but only after delivery of the relevant goods or the provision of the relevant services) to complete and deliver to LND an advice form supplied for such purpose by LND signed by an authorised official. The Vendor shall also remit any such other documents in support of each Receivable as LND may require;

                    (v) that all entries relating to the sale of any Receivable by the Vendor to LND are duly recorded in the books of the Vendor and to ensure that all accounts maintained in the books or records of the Vendor in the names of its customers bear a conspicuous notation that they have been assigned to LND;

                    (vi) in relation to each of the Approved Currencies to send to LND by the day of each month specified in the Schedule and in a manner approved by LND and made up to the last day of the preceding month:

                              (a) an aged analysis of the Receivables sold to LND which remain outstanding at that date such analysis being aged on the basis specified in the Schedule by invoice date and identifying those accounts which are either disputed or in solicitors' hands;

                              (b) a copy of the Sales Ledger Account relating to the Receivables purchased by LND under this Agreement;

                    (vii) to allow LND and its authorised agents at regular intervals determined by LND and at such other times as LND shall decide to visit the premises of the Vendor to inspect check and verify all books records accounts orders and correspondence and any other papers of the Vendor that LND may require. The Vendor at the request of LND will supply LND with statements of its financial position and results of its operations certified by the Vendor's auditors;

                    (viii) the Vendor as trustee for LND will hold and keep separate from any other movies of the Vendor all remittances received by it in payment of any Receivable which has been sold to LND. The Vendor will immediately pay all remittances endorsed where required:

                              (a) direct to the account of LND at the bankers of LND, or

                              (b)       into a trust account in the name of LND.

10.       The Vendor hereby irrevocably:

          (a) authorises LND to endorse the name of the Vendor on any and all cheques or other forms of remittance received where such endorsement is required to effect collection or to perfect LND's title as a holder in due course or for any other reason;

          (b) appoints LND the attorney of the Vendor to execute in the name and on behalf of the Vendor any assignment requested under Clause 7,

11.       (a)       On  purchase  by  LND of  any  Receivable  then  any  title, property, right or interest of the Vendor in the goods to which such Receivable relates (including all such goods that may be rejected or returned by the customers of the Vendor), all the Vendors rights as unpaid Vendor and all other rights of the Vendor under the contract or contracts pursuant to which the Receivable comes into existence (whether such rights be created by contract, statute or other rule of law) shall be deemed to be assigned and transferred to LND absolutely whether or not the goods shall have been deli-vered by the Vendor at the time of the said purchase.

          (b) Any goods recovered by or on behalf of the Vendor in pursuance of the exercise of any rights referred to in subclause (a) of this Clause shall be treated as returned goods and all returned goods shall be promptly notified to LND and shall be set aside marked with LND's name and held for LND's account as owner. LND shall (in addition to and without prejudice to any other rights it may have) have the right to take possession of and to sell or cause to be sold without notice any returned goods at such prices to such purchasers and upon such terms arid conditions as it may deem advisable and in the event of any such sale the Vendor shall pay to LND on demand (and without asserting any right of set-off):

                    (i)       the   difference   between   the   amount  of  the
                              Receivable relating to such goods and the amount received by LND on any such sales; and

                    (ii)      any  costs and  expenses  (including  legal  fees)
                              incurred   by  LND  in   relation   to  any   such
                              repossession and sale.

          (c) On purchase by LND of any Receivable then without prejudice to the generality of the provisions of sub-clause (a) of this Clause, there shall vest in LND the benefit of all guarantees, indemnities, insurances and securities given to or held by the Vendor in respect of such Receivable or of goods or services to which it relates.

12. LND shall not be liable to the Vendor for the amount of any discount, commission or allowance wrongly claimed or deducted by the customer in respect of any Receivable unless and until such amount has been received by LND.

13. On or after the making of a request by LND under Clause 9(b)(ii) LND shall have the sole right of collecting and enforcing payment of Receivables (other than those re-assigned after payment of the repurchase price) in whatever manner it may in its absolute discretion decide, whether or not the Vendor has been debited with the amount of the Receivables and the Vendor shall co-operate to procure such collection and enforcement. The conduct of any proceedings shall be with LND who may (where necessary in the name of the Vendor) institute, compromise, settle abandon or in any manner whatsoever conduct such proceedings upon such terms as LND in its sole discretion shall decide and the Vendor shall be bound by all acts of LND under this Clause. The Vendor shall be responsible for and shall forthwith on demand pay all costs charges and expenses of whatsoever nature incurred by LND under this Clause.

14. LND shall be entitled to debit the relevant Receivables Purchased Accounts and Memorandum Discounting Statements with and/or setoff against any movies payable to the Vendor any sums payable by the Vendor in the relevant currency to LND whether for debt or liquidated or unliquidated damages and whether payable presently or contingently.

15.       (a)       Should  the Vendor at  any  time  commit  any breach of this
                    Agreement or become insolvent or pass a resolution for members voluntary winding up or call any meeting of credi-tors or should the Vendors income or assets or any part thereof be seized under any execution of legal process or under distress for rent then LND may determine this Agree-ment forthwith by written notice delivered or posted to the Vendor at the address of the Vendor stated in the Schedule or at the Vendor's Registered Office or at any other address at which the Vendor carries on business. At any time after the termination of the Agreement pursuant to this Clause LND shall be entitled by notice to require the Vendor to repurchase at face value so much of any receivable purchased by LND as then remains outstanding but so that LND shall remain legal and beneficial owner of the Receivable until the repurchase price has been paid;

          (b) At any time after giving notice as set out above, LND shall be entitled (but not obliged) to combine and consolidate the Receivables Purchased Accounts and (separately) the Memorandum Discounting Statements relating to Receivables denominated in different currencies and, in se doing, shall covert the sums concerned into sterling. Further, any payment made by the Vendor to LND in respect of the repurchase of a Receivable shall be made in sterling converted at the date of actual payment (if LND shall not then have exercised its right to combine accounts set out above) or at the date on which such combination took place.

16. "Insolvency" means, in the case of an individual or partnership firm the commencement of the bankruptcy of the individual or firm and in the case of a company the commencement of winding up of the company by reason of inability to pay its debts as they fall due or in either such case the appointment of a Receiver of any part of the income or assets of the individual firm or company or the making of an arrangement or composition with creditors whichever event first occurs.

17. All conversions from one currency to another required in connection herewith (whether for the purposes of accounting or payment) shall be made at the prevailing spot rate for the purchase of the second currency with the first, as at 11 a.m. on the date of conversion, as quoted by National Westminster Bank plc.

18. LND's rights under this Agreement shall not be affected by the grant of any time or indulgence to the Vendor or to any customer or any failure to exercise or delay in exercising any right or option available against the Vendor any customer or any other person nor by any step taken by LND.

19. The terms set out in this Agreement represent the whole of the terms agreed between LND and the Vendor to the exclusion of any prior or contemporaneous statements on the part of LND whether expressed or implied and whether oral or in writing.

20. The Vendor will bring the terms of this Agreement to the attention of it auditors for the time being, and authorises LND to disclose to its auditors for the time being such information relating to this Agreement and its operation as its auditors shall from time to time request.

21. This Agreement and any purchase of a Receivable pursuant to it shall be construed in accordance with and governed by English Law.

22. For the purposes of this Clause and Clauses 23 to 31 (inclusive) of this Agreement:

          (a) the definition of "Insolvency" contained in Clause 16 shall be extended to include (in case of a company) the making of an Administration Order pursuant to the Insolvency Act 1986 and in the said definition (in the case of an individual, partnership or company) the expressions "arrangement" and "composition" shall be construed as meaning the taking effect of a Voluntary Arrangement pursuant to the said Act;

          (b) the definition of "Receivables" contained in Clause 2(c) hereof shall be extended to include (where the content so admits) part of Receivables;

          (c)       the   following   expressions   shall   have  the   meanings
                    respectively assigned to them below:

                    "Approved Receivable"

                    a Receivable which:

                    (i) is for the time being (when aggregated with all Receivables owing by the same customer at such time) within a Credit Limit; and

                    (ii) is not at any time the subject of any breach by the Vendor of any warranty, undertaking or other obligation contained in this Agreement; and

                    (iii) does not rank as an Unapproved Receivable by reason of any of the provisions of Clause 28; and

                    (iv) is not a Receivable of the class or description described In section 5 of the Schedule hereto;

                    "Credit Limit"

                    a limit established by LND in its absolute discretion in relation to any customer or prospective customer of the Vendor (following application for such limit by the Vendor in such manner and on such form as LND may from time to time prescribe) for the purpose of determining whether any Receivable is an Approved Receivable;

                    "Delivery"

                    in relation to Goods, the placing in transit to the Customer from a place in the United Kingdom and, in relation to services, their completion;

                    "Discretionary Limit"

                    a Discretionary Limit prescribed by LND for the purposes of Clause 24 hereof;

                    "Date of Insolvency"

                    (v) in the case of bankruptcy, winding up by the Court or an administration order the date of the bankruptcy order, winding up order or administration order respectively by the Court having jurisdiction;

                    (vi) in the case of voluntary winding up of a company: the date of the resolution for winding up by the members of the company;

                    (vii) in the case of the appointment of a receiver: the date of his appointment;

                    (viii) in the case of an arrangement: the date when it takes effect;

                    "Due Date"

                    in relation to a Receivable: the date on which it is due to be paid pursuant to the contract of sale or for services giving rise to such Receivable;

                    "Unapproved Receivable"

                    any Receivable which is not an Approved Receivable or which shall have ceased to be an Approved Receivable by reason of any breach by the Vendor of any warranty, undertaking or other obligation contained herein or pursuant to the provisions of Clause 28;

                    "VAT Bad Debt Regulations"

                    the   provisions  for  the  refunding  of  value  added  tax
                    contained in section 11 of the Finance Act 1990 and the VAT (Refund for Bad Debts) Regulations 1991 (ST 1991 /371);

          (d) The description of a Receivable as "Eligible for a Refund" shall mean that, but for its assignment to LND, the VAT Bad Debt Regulations would apply to such Receivable and that it remains an Approved Receivable and outstanding and vested in LND on or after the expiry of the period necessary for an unpaid debt to be the subject of a claim under the VAT Gad Debt Regulations; and

          (e) The expression "Goods" shall where the context so admits include any services.

23.       (a)       No  Credit Limit  shall be  in effect until  written  notice thereof on LND's official form shall have been received by the Vendor.

          (b) LND may (in its absolute discretion) by oral or written notice to the Vendor at any time reduce or cancel any Credit Limit and any such change shall take immediate effect except that no reduction or cancellation shall affect any Receivable which:

                    shall have arisen from the Delivery of Goods before the receipt by the Vendor of notice of such cancellation or reduction; and

                    (i)       was at the time of such receipt within such Credit
                              Limit.

          (c) Where two or more Receivables are owing by the same customer they shall be treated as falling within any Credit Limit relating to that customer in the order of their respective Due Dates.

          (d) When Approved and Unapproved Receivables are owing by the same customer (except as provided in Clause 23(e)) LND shall have the right to appropriate any payment made by the customer and any movies received from a guarantor or indemnifier in respect of the customer's obligations and any credit or allowance granted by the Vendor to the customer in satisfaction of any Approved Receivable in priority to any Unapproved Receivable owing by that customer notwithstanding any contrary appropriation by the customer.

          (e) After the Date of Insolvency of any customer any dividend or other benefit received by LND in reduction of any Receivable owed by such customer shall be appropriated to the Approved and Unapproved Receivables proportionately in accordance with the amounts of Approved and Unapproved Receivables owing by the customer at the Date of Insolvency.

24.       (a)       LND may in its absolute discretion by written  notice to the
                    Vendor authorise the Vendor itself to establish in relation to any customer a Credit Limit not exceeding the Discre-tionary Limit stated in such notice. The Vendor shall exercise due care and prudence in the establishment of every Credit Limit pursuant to this Clause.

          (b) LND may at any time in its absolute Discretion by written or oral notice to the Vendor increase reduce or cancel the Discretionary Limit and such variation or cancellation shall take effect forthwith and any such reduction or cancellation shall have the effect of an equivalent reduction or cancellation (in accordance with the provisions of Clause 23(b)) in every Credit Limit established pursuant to Clause 24(a) and remaining in existence at the time of the receipt of such notice by the Vendor.

25.       (a)       The  establishment  of  any Credit  Limit  by  LND shall not import any responsibility or liability on the part of LND save as specifically provided in this Agreement and LND shall not be obliged to provide for the Vendor any informa-tion or reason on the basis of which any Credit Limit shall have been established, varied or withdrawn.

          (b) The Vendor hereby undertakes that it shall not at any time disclose to any customer or any third party the amount of or the absence of any Credit' Limit in relation to such customer and to indemnify LND against all losses costs damages claims interest and expense that LND may suffer or incur by reason of any breach by the Vendor of the provisions of this Clause.

26.       (a)       The Vendor shall promptly disclose to LND any fact or matter which the Vendor knows or should reasonably have known might influence LND in its decision whether to establish, reduce or cancel any Credit Limit or the Discretionary Limit.

          (b) Every advice form remitted to LND by the Vendor pursuant to Clause9(b)(iv) shall be deemed to constitute a warranty that every Receivable included in such advice form shall have arisen from a contract of sale or for services which provides for payment by the customer on terms not more liberal than those specified in section 7 of the Schedule hereto.

          (c) The Vendor hereby undertakes to exercise such care and prudence in granting credit to and withholding credit from its customers and to do such things (including any requisite legal proceedings) in procuring or attempting to procure payment of all Receivables as would be exercised and done by a reasonably careful and prudent supplier of Goods of the nature of those sold by the Vendor. In particular (without prejudice to the generality of the foregoing) the Vendor shall not (without the prior written consent of LND) effect the delivery of further Goods to any customer when any Receivable owing by that customer shall remain unpaid after the sixtieth day , after the Due Date of such Receivable or when the Vendor has knowledge that such customer is in financial difficulties.

27. In addition to and without prejudice to LND's rights and the Vendor's obligations pursuant to Clauses 9(b)(vi) and 13 hereof the Vendor hereby undertakes:

          (a) that, if any Receivable shall not be paid within sixty days after its Due Date or in the event that the Vendor has knowledge of the financial difficulties or threatened Insolvency of any customer, the Vendor shall notify LND (in such form and manner as LND may from time to time prescribe) within ten days of the end of such sixty days or such event as the case may be giving full details of the unpaid
                    Receivables and the circumstances giving rise to such notification; and

          (b) at any time after such notification to do such things and to take, continue, discontinue or abandon such proceedings as LND may prescribe for the purpose of enforcing payment of and collecting such Approved Receivable; and

          (c) upon the Date of Insolvency of any customer by which any Approved Receivable shall be owing:

                    (i) immediately to notify LND (in such form and manner as LND may from time to time prescribe) of the nature of the Insolvency and the particulars of the Receivables (whether Approved or Unapproved) which shall be owing by any customer at the Date of Insolvency; and

                    (ii) in the absence of notice to that customer in accordance with any request by LND pursuant to Clause 9(b)(ii) and except where the provisions of Clause 30(b) apply promptly to submit proof of debt in respect of such Approved Receivable in the insolvent estate of such customer and (whether or not such notice shall have been given) to give to any person, who has the duty to administer the insolvent estate of such customer, irrevocable instructions in such form as LND shall require that any dividends or other sums of money payable out of such estate in respect of any proof or claim by the Vendor or LND in or against the estate of such customer shall be paid only to LND; and

          (d) upon and after the Date of Insolvency of any customer by which any Approved Receivable shall be owing (in addition to and without prejudice to the provisions of Clause 27(c)) to take such other action as shall be available to the Vendor and to execute such other documents as shall be requisite (and, if so required by LND, in either case as instructed by LND) for the purpose of procuring any dividends from the estate of such customer for the benefit of LND or otherwise recovering payment of such Receivable or mitigating any loss which LND may suffer by reason of such Insolvency.

28.       (a)       If at  any  time  the  Vendor shall be in  breach  of any of its obligations pursuant to this agreement in relation to any Receivable owing by a customer then any Credit Limit es-tablished in relation to that customer shall be cancelled forthwith without the requirement of notice or other forma-lity and all Receivables owing by such customer at such time shall rank as Unapproved Receivables notwithstanding that any of them may previously have been Approved Receivables.
                    Following the cancellation of any Credit Limit in relation to any customer pursuant to this clause the Vendor shall not apply to LND for the establishment of any Credit Limit in relation to such customer until the breach giving rise to such cancellation has been redressed.

          (b) Any Receivable arising from the Delivery of Goods made to a customer while any other Receivable owing by such customer remains unpaid after the fortieth day after the Due Date of such other Receivable shall rank as an Unapproved Receivable (notwithstanding any limit established in relation to such customer) until such time as there remain no Receivables owing by such customer unpaid after the fortieth day after the respective Due Dates of such Receivables.

29.       (a)       LND  shall  refrain  from  making  any  demand  pursuant  to
                    Clause 6 hereof in respect of any Approved Receivable until the sixtieth day after its Due Date and shall not make any such demand thereafter so long as such Receivable remains
                    Approved and provided that the Vendor shall have instructed a solicitor approved by LNG to take proceedings for the recovery (for the benefit of LND) of all sums due for pay-ment by the customer which include such Receivable so that such instructions shall be effective before such sixtieth day or such other day as LND shall have agreed in writing.

          (b) For the avoidance of doubt LND shall be entitled to exercise its rights in full pursuant to Clause 6 hereof in respect of any Approved Receivable which subsequently becomes Unapproved.

          (c) The amount (as advised to LND pursuant to Clause 9(b)(iv)) of every Receivable which shall rank as an Approved Receivable on the thirtieth day after the Date of Insolvency of the customer by which such Receivable shall be owing shall be credited to the Memorandum Discounting Statement on such thirtieth day.

          (d) The amount of every Receivable credited pursuant to Clause 29(c) hereof in respect of which LND shall have subsequently exercised its rights pursuant to Clause 6 hereof shall be debited to the Memorandum Discounting Statement so that such debit shall be deemed to have taken place on the date of the relevant credit.

30.       (a)       The  Vendor  shall be  liable on  notice  from LND to accept the reassignment from LND of any Receivable which is Eligi-ble for a Refund and LND undertakes to execute and deliver to the Vendor a written assignment of any Receivable (the subject of any such notice) of which a previous written assignment shall have been given by the Vendor to LND. In consideration of any such reassignment of a Receivable the Client shall be liable to pay to LND forthwith a sum equiva-lent to the amount of value added tax (included in such Receivable) that the Vendor may be able to claim under the VAT Bad Debt Regulations.

          (b) Upon the ownership any Receivable which is Eligible for a Refund becoming revested in the Vendor then the Vendor shall use its best endeavours to recover any sum of money or other benefit available for the reduction of the amount of such Receivable including any dividend from the estate of the Debtor. The Client shall forthwith upon its recovery pay to LND such proportion of any such sum of money and transfer to LND such proportion of any such benefit as shall be due to LND pursuant to the provisions of Clause 23(e). Pending its payment of transfer the Vendor shall hold the said proportion of such sum of money or benefit in trust for LND.

          (c) Notwithstanding and without prejudice to the Vendor's obligations pursuant to Clause 30(b) LND shall be at liberty to complete and lodge in the Vendor's name a proof or statement of debt in the Insolvency of the customer in relation to any Receivable reassigned to the Vendor pursuant to Clause 30(a).

31. Where in any place outside England and Wales the meaning of a word or expression used in this Agreement is to be considered and that expression has no counterpart in that place then that expression shall (unless the context otherwise requires) have the meaning of the closest equivalent thereto in the place concerned.

SIGNED and DELIVERED as a Deed              )
by MOBILE PLANET LIMITED                    )
acting by:  Michael J. Neame                )      /s/ Michael J. Neame
            Director/Company Secretary             --------------------
                                            )      Director
                                            )
and                                         )
            Martin Clarke                   )      /s/ Martin Clarke
            Director                               -----------------
                                            )      Director



THE COMMON SEAL OF LOMBARD                  )
NATWEST DISCOUNTING LIMITED                 )
was affixed to this Deed                    )
in the presence of:                         )

            Robert J. Smith
            Director                        )        /s/ Robert J. Smith

            S.J. Harper
            Authorised Signatory            )        /s/ S.J. Harper

                                  THE SCHEDULE

1.       NAME AND REGISTERED OFFICE OF THE VENDOR:

         Mobile Plant Limited.
         4 Faraday Court
         Rankine Road
         Basingstoke
         Hampshire. RG24 OPF.

                                    REGISTERED NO.02687500.

2.       COMMENCEMENT DATE:         21st October 1996

3.       COMMISSION RATE:     0.6%.

4.       DISCOUNTING CHARGE RATE - OVER NATIONAL WESTMINSTER
         BANK PLC BASE RATE:  2%

5.       RECEIVABLES WITHIN CREDIT LIMITS WHICH ARE NOT APPROVED:

         a) Receivables in respect of sales to associated companies, sales subject to sale or return, maintenance sales cash sales and credit card sales.

         b) The first (pound)25 of receivables taken in order of their respective invoice dates owing by any one customer at any one time; and

         c)       20% of the remaining balance.

6.       DISCRETIONARY LIMIT:     (pound)2,000.

7.       VENDOR'S TERMS OF SALE:  30 days.

8.       DAY OF MONTH RETURNS ARE DUE BY:   By 15th day of month following.

9. BASIS ON WHICH ANALYSIS OF RECEIVABLES IS TO BE AGED: From invoice date, separately identifying outstanding amounts by customer, showing customer balances as follows: total, up to 30 days old, 31-60 days old, 61-90 days old, 90 days plus old, plus a summary ageing of the totals of each of these categories.

10A.     SPECIAL CONDITIONS:

(i)      Prior to  commencement, LND are  to  receive  Personal  Guarantees Re:
         Breach of Warranties from Michael J. Neame and Martin Clarke and the corporate guarantee of Lapland U.K. Limited.

(ii) Prior to commencement, LND are to receive a waiver from National Westminster Bank Plc in respect of the book debts of Mobile Planet Limited in a form satisfactory to LND.

(iii) Sales to associated companies, salts subject to sale or return, maintenance sales, cash sales and credit card sales are to be excluded from the invoice Discounting Agreement.

(iv) LND are to receive monthly management accounts within four weeks of month end, commencing with month ended 31st August 1996.

(v) LND are to register a fixed charge over the book debts. (pound)250 +VAT to be charged upon commencement in this respect.

(vi) LND to have sight of and satisfaction with certified figures of Mtech Partnership within four weeks of commencement.

10B.     OPERATIONAL REQUIREMENTS:

(i) LND will waive the standard requirement for copy invoices subject to the provision of suitable sales day book and credit note listings.

(ii)     A monthly bank reconciliation is to be maintained.

(iii)    Invoices must not be discounted until the goods have been despatched.

(iv) LND require confirmation that duplicate sales ledger records are backed up daily and stored off site at all times.

(v)      Sales invoicing to be cross referenced with delivery documentation.

(vi) Aged analysis reports to be produced on an aged by invoice date basis, showing invoices and total balance aged correctly. Aged debtors and aged creditors to be produced as two distinct listings.

(vii)    Excluded sales to be ledgered separately.

11.      COUNTRIES:        United Kingdom.

12.      APPROVED CURRENCIES:       Sterling (pound).